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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in the Statement of Additional Information constituting part of this Post-effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of our report dated
March 24, 1999, relating to the financial statements of The Kelmoore Strategy Covered Option Fund, which are also included in the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

San Francisco, CA
August 20, 1999